Exhibit 4.1.4

EXECUTION COPY

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of October 9, 2012, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent” and a Guarantor, as defined in the Indenture referred to herein), Sabra Health Care Frankenmuth, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of October 27, 2010 providing for the issuance of 8.125% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances each the Parent shall not permit any future Guaranteeing Subsidiary of the Issuers to Guarantee any Indebtedness of the Issuers unless such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guaranty”);

WHEREAS, pursuant to Section 10.03 of the Indenture, the Guaranteeing Subsidiary is required to endorse a notation of its Note Guaranty substantially in the form included in Exhibit D to the Indenture;

WHEREAS, pursuant to Section 9.01 and 9.06 of the Indenture, the Trustee is authorized and directed to execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuers, the Parent, the Guaranteeing Subsidiary, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. The Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guaranty, on and subject to the terms, conditions and limitations set forth in the Guaranty and in the Indenture, including, but not limited, to Article Ten thereof and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.

3. NOTATION OF GUARANTY. The Guaranteeing Subsidiary hereby agrees that a notation of such Note Guaranty substantially in the form included in Exhibit D to the Indenture shall be endorsed by an Officer of the Guaranteeing Subsidiary in accordance with the requirements of Section 10.03 of the Indenture.

4. NEW YORK LAW TO GOVERN. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Issuers and the Parent.

8. REPRESENTATIONS AND WARRANTIES. The Issuers, the Parent, each Guarantor and the Guaranteeing Subsidiary hereby represents and warrants to the Trustee and the Holders that all the conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument, enforceable in accordance with its terms, have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as Issuer,

by	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION, as Issuer,

by	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor,

by	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA HEALTH CARE LLC, as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS I, LLC, as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS II, LLC as Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

ORCHARD RIDGE NURSING CENTER LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NEW HAMPSHIRE HOLDINGS LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

OAKHURST MANOR NURSING CENTER LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SUNSET POINT NURSING CENTER LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

CONNECTICUT HOLDINGS I LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

WEST BAY NURSING CENTER LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

HHC 1998-I TRUST, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NORTHWEST HOLDINGS I LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

395 HARDING STREET, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

1104 WESLEY AVENUE, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

KENTUCKY HOLDINGS I, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA LAKE DRIVE, LLC (FKA PEAK MEDICAL OKLAHOMA HOLDINGS-LAKE DRIVE, INC.), as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

BAY TREE NURSING CENTER LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS III, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA IDAHO, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CALIFORNIA II, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA NEW MEXICO, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CONNECTICUT II, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA OHIO, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA KENTUCKY, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA NC, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership as a Subsidiary Guarantor

By:	Sabra Texas GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS GP, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS, L.P., a Texas limited partnership as a Subsidiary Guarantor

By:	Sabra Texas Holdings GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS GP, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE DELAWARE, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE VIRGINIA, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

SABRA HEALTH CARE PENNSYLVANIA, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE NORTHEAST, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE, LLC, as a Subsidiary Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE FRANKENMUTH, LLC, as a Guaranteeing Subsidiary

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

by	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature Page to Supplemental Indenture]